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                                                                  EXHIBIT 3(i).2

                              AMENDED AND RESTATED
                              --------------------

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                                  NEWCOM, INC.
                                  ------------


                                   ARTICLE I
                                   ---------

     The name of the Corporation is NewCom, Inc.


                                   ARTICLE II
                                   ----------

     The registered office of the Corporation within the State of Delaware is located at 9 East Loockerman Street, City of Dover, County of Kent, Dover, Delaware 19901. The name of its registered agent at that address is National Corporate Research, Ltd.


                                  ARTICLE III
                                  -----------

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV
                                   ----------

     The Corporation is authorized to issued two classes of shares, to be designated Common Stock and Preferred Stock, respectively. The Corporation is authorized to issue 50,000,000 shares of Common Stock with a par value of $.001 per share and 5,000,000 shares of Preferred Stock with a par value of $.001 per share. The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board of Directors may by resolution fix the designation and number of shares of any such series, and may determine, alter or revoke the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series. The Board of Directors may thereafter in the same manner, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding). In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

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                                   ARTICLE V
                                   ---------

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot unless the bylaws so provide.


                                   ARTICLE VI
                                   ----------

     The Board of Directors shall have the power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the bylaws of the Corporation.


                                  ARTICLE VII
                                  -----------

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority, in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                  ARTICLE VIII
                                  ------------

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty

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to the Corporation and its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (c) under section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of any director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE IX
                                   ----------

     Section 1. In anticipation that the Corporation will cease to be a 93% owned subsidiary of Aura Systems, Inc. ("Aura"), but that Aura will remain a stockholder of the Corporation, and in anticipation that the Corporation and Aura may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of
(i) the benefits to be derived by the Corporation throughout its continued contractual, corporate and business relations with Aura (including service of officers and directors of Aura as officers and directors of the Corporation) and
(ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director's fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article IX are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve Aura and its officers and directors, and the powers, rights, duties and liabilities of the Corporation of its officers, directors and stockholders in connection therewith.

     Section 2.  Except as Aura may otherwise agree in writing:

          (a) Aura shall not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation; and

          (b) neither Aura nor any officer of director thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Aura or of such person's participation therein.

In the event that Aura acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Aura and the Corporation, Aura (and its officers and directors) shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation or controlling person of a stockholder by reason of the fact that

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Aura pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding, or offer, such corporate opportunity to the Corporation.

     Section 3. In the event that a director, officer or employee of the Corporation who is also a director, officer or employee of Aura acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation and Aura (whether such potential transaction or matter is proposed by a third-party or is conceived of by such director, officer or employee of the Corporation), such director, officer or employee shall be entitled to offer such corporate opportunity to the Corporation or Aura as such director, officer or employee deems appropriate under the circumstances in his or her sole discretion, and no such director, officer or employee shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that (i) such director, officer or employee offered such corporate opportunity to Aura (rather than the Corporation) or did not communicate information regarding such corporate opportunity to the Corporation or (ii) Aura pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation.

     Section 4. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

     Section 5. For purposes of this Article IX and Article X only, (i) the term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests, and
(ii) the term "Aura" shall mean Aura and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (i) of this Section 5) in which Aura beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests.

     Section 6. Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, the foregoing provisions of this
Article IX shall expire on the date that Aura ceases to own beneficially Common Stock representing at least 20% of the number of outstanding shares of Common Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of Aura. Neither

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the alteration, amendment, change or repeal of any provision of this Article IX nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with any provision of this Article IX shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

     Section 7. The provisions of this Article IX are in addition to the provisions of Article X.


                                   ARTICLE X
                                   ---------

     Section 1. No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and Aura or any Related Entity (as defined below) or between the Corporation and one or more of the directors or officers of the Corporation, Aura or any Related Entity, shall be void or voidable solely for the reason that Aura, a Related Entity or any one or more of the officers or directors of the Corporation, Aura or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for such purpose, but any such contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) shall be governed by the provisions of this Amended and Restated Certificate of Incorporation, the Corporation's Bylaws, Delaware Law and other applicable law. For purposes of this Article X, (i) the term "Related Entities" means one or more corporations, partnerships, joint ventures, associations or other organizations in which one or more of the directors of the Corporation have a direct or indirect financial interest and (ii) the terms the "Corporation" and "Aura" have the meanings set forth in Article IX, Section 5.

     Section 2. Directors of the Corporation who are also directors or officers of Aura or of any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof). Outstanding shares of Common Stock owned by Aura and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof).

     Section 3. Neither Aura nor any officer or director thereof or of any Related Entity shall be liable to the

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Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that Aura or an officer of director thereof or of such Related Entity in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between Aura or such Related Entity and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of Aura or such Related Entity, which vote is cast or action is taken by such person in his or her capacity as a director of this Corporation, shall constitute an action of or the exercise of a right by or a consent of Aura or such Related Entity for the purpose of any such agreement or contract.

     Section 4. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

     Section 5. For purposes of this Article X, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests, or which any officer or director thereto, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

     Section 6. Neither the alteration, amendment, change or repeal of any provision of the Article X nor the adoption of any provision inconsistent with any provision of this Article X shall eliminate or reduce the effect of this
Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue and arise, prior to such alternation, amendment, change, repeal or adoption.

     Section 7. The provisions of this Article X are in addition to the provisions of Article IX.


                                   ARTICLE XI
                                   ----------

     The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly adopted by the written consent of the sole stockholder of the Corporation in accordance with the

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provisions of sections 228, 242 and 245 of the General Corporation Law of the
State of Delaware, and has been executed this _____ day of September, 1997.

                                    NEWCOM, INC.



                                    By ______________________________

                                    Name ____________________________

                                    Title ___________________________



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